UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 28, 2026

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip Code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value of $0.01	OKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 28, 2026, ONEOK, Inc. (“ONEOK”), Falcon TopCo, Inc. (“Falcon TopCo”), a direct wholly owned subsidiary of ONEOK, ONEOK Holdings, L.L.C. (“Holdings” and together with ONEOK and Falcon TopCo, the “ONEOK Parties”), an indirect wholly owned subsidiary of ONEOK, and AP Falcon Holdings LLC, a Delaware limited liability company and an affiliate of Apollo Global Management, Inc. (“Investor” and together with the ONEOK Parties, the “Parties”), entered into a contribution agreement (the “Contribution Agreement” and the transactions contemplated thereby, the “Transaction”).

Among other things, the Contribution Agreement provides for:

(i)	the contribution by Investor of $9 billion of cash to Holdings for 900,000,000 Class B Units in Holdings (the “Class B Units” and the holder of such units, the “Class B Member”);

(ii)

the contribution by Falcon TopCo of 100% of the equity interests of ONEOK, L.L.C. (as described in Item 8.01) to Holdings in exchange for 6,023,076,923 Class A Units in Holdings (the “Class A Units” and the holder of such units, the “Class A Member”); and

(iii)	the contribution by Holdings of $9 billion of cash to ONEOK, L.L.C.

The Contribution Agreement includes customary representations and warranties by Falcon TopCo, ONEOK and Investor and covenants of the Parties, and the consummation of the Transaction (the “Closing”) is subject to customary conditions, including, among other things, the consummation of the Reorganization (as defined below). The Contribution Agreement also contains specified termination provisions, including, among others, a provision allowing Falcon TopCo or Investor to terminate the Contribution Agreement if (a) the Closing has not occurred on or before the 60th day after the Execution Date or (b) any order, judgment, writ, injunction, stipulation, award or decree issued, or any statute, treaty, regulation, ordinance, rule or other governmental restriction enacted, entered or promulgated, by a governmental entity permanently restrains, enjoins or prohibits or makes illegal the consummation of the transactions contemplated by the Contribution Agreement, and such order, judgment, writ, injunction, stipulation, award or decree becomes effective and final and nonappealable.

The Contribution Agreement contemplates entry into an amended and restated limited liability company agreement of Holdings (the “Operating Agreement”) at the Closing. The Closing is contemplated to take place on the later of (a) the first business day after all of the conditions to closing are satisfied or waived and (b) September 10, 2026, or at such other place, time or date as may be mutually agreed upon in writing by Falcon TopCo and Investor. References to anniversaries in the following discussion are to anniversaries of the Execution Date. The Operating Agreement will include the following key terms:

•

Quarterly Distributions: At the sole discretion of the board of managers of Holdings (the “Board”) (other than in connection with a Distribution Trigger (as defined below)), Holdings may make quarterly distributions to its members no later than the third business day following each of February 15, May 15, August 15 and November 15 of each year (each, a “Quarterly Distribution”).

•

Initial Period: Until the Class B outstanding balance is reduced to $200 million (the “Initial Period”), for any quarter that Holdings makes a distribution, (i) the Class B Member is entitled to receive 15% of ONEOK’s consolidated cash flow from operations (“CFFO”) for the applicable quarter (which the Class A Member may elect to increase to an amount up to 20% of CFFO, and which will be 20% of CFFO if ONEOK’s leverage ratio exceeds 4.50:1.00), and (ii) the Class A Member is entitled to receive the total cash available for distribution for such quarter minus the Class B distribution.

•

Base Capital Period: After the Initial Period ends (the “Base Capital Period”), for any quarter that Holdings makes a distribution, (i) the Class B Member is entitled to receive a distribution of $3.25 million per quarter (increasing to $6.5 million per quarter on and after the 15th anniversary of the Execution Date), and (ii) the Class A Member is entitled to receive the total cash available for distribution for such quarter minus the Class B amount.

•

Deferred Distributions: The Board may determine in its sole discretion not to make a quarterly distribution, subject to the Distribution Trigger. Unpaid Class A and Class B amounts become deferred distribution balances and are paid on a pro rata basis from any later distributions that exceed available cash, or from any Special Distributions (as defined below), in the priority set forth in the Operating Agreement.

•

Distribution Trigger: If (a) ONEOK or its publicly traded parent (the “Class A TopCo”) declares a dividend, repurchases equity (other than as required by its equity incentive plans), or otherwise distributes or returns capital to its shareholders, (b) after an Approved Change of Control (as defined below), the Company or any of its subsidiaries declares or pays a dividend to, repurchases any of its equity interests from, or otherwise makes a distribution or return of capital to any affiliate of the new parent company or (c) if the Board declares a Special Distribution (as defined below), the Board must declare a Quarterly Distribution for the applicable quarter.

•

Special Distributions: The Board may declare distributions not in the ordinary course of business (each, a “Special Distribution”). During the Initial Period, the portion of the Special Distribution that is distributed to the Class B Member is determined by the Class A Member in its sole discretion, subject to a floor of 15% (or 20% if ONEOK’s leverage ratio exceeds 4.50:1.00) and, prior to the eighth anniversary, a cap of 20%. During the Base Capital Period, 100% of Special Distribution is distributed to the Class A Member and 0% to the Class B Member.

•

Base Return: The “Base Return” applicable to the Class B Units is initially 7.01% per annum and is subject to certain periodic increases, including to 7.35% beginning after the 9th anniversary of closing and 7.85% beginning after the 14th anniversary of closing (through the rest of the investment).

•	Buyout Right: The Class A Member may, upon at least 5 business days’ written notice, purchase all of the outstanding Class B Units as follows:

•

Prior to the 15th anniversary: by paying the Buyout Amount (i.e., the cash necessary to achieve the then-applicable Base Return); provided that, prior to the 8th anniversary, this right is exercisable only during the Base Capital Period;

•	From the 15th anniversary through the 20th anniversary: by paying the “Sale Right Amount” (equal to 115% of the Buyout Amount); and

•	For a 12-month period every 5th anniversary beginning on the 25th anniversary (each such period, a “Buyout Year”): by paying 105% of the Sale Right Amount.

The Class A Member may effect the buyout as a redemption rather than a direct purchase, at its option.

•

Change of Control: Upon (a) a change of control of Class A TopCo that is approved by its board of directors (an “Approved Change of Control”) and (b) a ratings downgrade to the senior unsecured long-term indebtedness of the Class A TopCo or the acquiring person to below investment grade, or such ratings being withdrawn or otherwise no longer rated by the applicable rating agency (subject to a 90-day replacement period), in connection with such Approved Change of Control, the Class B Member may require the Class A Member to purchase all Class B Units at the Buyout Amount (if on or before the 15th anniversary) or the Sale Right Amount (if thereafter). This right is exercisable within 60 days of the applicable event.

•

Equity Conversion Right: From and after the 20th anniversary, during the Base Capital Period, the Class B Member may convert all (but not less than all) of the outstanding Class B Units into publicly traded common equity of ONEOK, Inc. or its publicly listed affiliate at a conversion price equal to (a) 90% of the Sale Right Amount from and after the 20th anniversary until the 21st anniversary, (b) 95% of the Sale Right Amount during each subsequent Buyout Year and (c) the Sale Right Amount at all other times.

•	Transfer Restrictions: Prior to the 15th anniversary, the Class B Member may not transfer its units without the consent of the Class A Member, except for certain permitted transfers.

•

Right of First Offer: From and after the 15th anniversary, if the Class B Member wishes to transfer all of its units, it must first offer them to the Class A Member. The Class A Member has 30 days to make an offer, followed by a 30-day Class B consideration period. If the offer is at a price equal to the Sale Right Amount, the Class B Member must accept it. If no deal is reached, the Class B Member has 180 days to enter into a third-party agreement at a price above the Class A offer.

•

Governance: The Board consists of three managers, all appointed by the Class A Member, which has sole removal and vacancy-filling authority. Board action generally requires majority approval. For as long as any Class B Units remain outstanding, the Class B Member has a consent right prior to the taking of specified actions by Holdings or, if applicable, its subsidiaries.

•

Standstill: For so long as any Class B Units remain outstanding, Investor and its affiliates are subject to customary standstill restrictions, including restrictions on seeking to effect or participate in any merger, business combination, recapitalization or similar transaction involving ONEOK, soliciting proxies with respect to ONEOK’s securities, forming a group with respect to ONEOK’s securities, or seeking to control or influence ONEOK’s management or board of directors.

•

Material Breach Redemption Right: If a material breach occurs with respect to certain of the Class B Member’s rights under the Operating Agreement (including failure to make required distributions, failure to obtain the Class B Member’s consent for actions requiring such approval, or breach of the Class A Member’s restriction on corporate opportunities), and such breach remains following a 90-day cure period (extendable by an additional 45 days if diligently pursuing cure), the Class B Member may require the Company or the Class A Member to redeem or purchase all Class B Units at (i) the Buyout Amount calculated as if such redemption were occurring on the 8th anniversary of the Execution Date (if such redemption occurs prior to the 8th anniversary), (ii) the Buyout Amount (if such redemption occurs on or after the 8th anniversary but prior to the 15th anniversary), or (iii) the Sale Right Amount (if such redemption occurs on or after the 15th anniversary).

In connection with entry into the Contribution Agreement, Investor has delivered an equity commitment letter pursuant to which certain of its equity investors have committed, subject to satisfaction of certain conditions, to invest or contribute to Investor the cash amounts necessary to fund the contribution by Investor. The aggregate proceeds of the equity financing are sufficient to fund the full amount of Investor’s contribution and all fees, costs and expenses required to be paid by Investor in connection with the Transaction. It is contemplated that the proceeds of the contribution by Investor will be used by ONEOK and its subsidiaries, as applicable, for the consummation of the Acquisition (as defined below) and the extinguishment of approximately $5 billion of certain outstanding indebtedness of ONEOK and its subsidiaries.

The foregoing description of the Contribution Agreement, the Transaction and the other documents and transactions contemplated thereby does not purport to be complete, is subject to and is qualified in its entirety by reference to the copy of the Contribution Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference, and the foregoing description of the Operating Agreement does not purport to be complete, is subject to and is qualified in its entirety by reference to the form of the Operating Agreement, which is an exhibit to the Contribution Agreement and incorporated herein by reference.

The representations, warranties and covenants contained in the Contribution Agreement have been made solely for the benefit of the Parties. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Contribution Agreement, (ii) are subject to materiality qualifications contained in the Contribution Agreement that may differ from what may be viewed as material by investors, (iii) were made only as of the date of the Contribution Agreement or such other date as is specified in the Contribution Agreement and (iv) have been included in the Contribution Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Contribution Agreement is included with this filing only to provide investors with information regarding the terms of the Contribution Agreement, and not to provide investors with any other factual information regarding the Parties or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in ONEOK’s public disclosures. The Contribution Agreement should not be read alone, but should instead be read in conjunction with the other information regarding ONEOK that is or will be contained in ONEOK’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents that ONEOK files with the Securities and Exchange Commission (the “SEC”).

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K, to the extent applicable, is incorporated herein by reference into this Item 3.02.

The issuance of the Class A Units to ONEOK and the Class B Units to Investor will be made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 7.01	Regulation FD Disclosure.

On August 30, 2026, ONEOK issued a press release announcing the entry into the Contribution Agreement and the Acquisition (as defined below). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

On August 30, 2026, ONEOK issued a press release announcing the commencement of the Tender Offers (as defined below). A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Reorganization

As part of the Transaction, ONEOK will implement a holding company reorganization (the “Reorganization”). The Reorganization will occur pursuant to a merger of ONEOK with and into Falcon Merger Sub, L.L.C. (“Falcon Merger Sub”), a newly formed Oklahoma limited liability company and wholly owned subsidiary of Falcon TopCo, with Falcon Merger Sub surviving the merger and being renamed “ONEOK, L.L.C.” Upon the effectiveness of the Reorganization, Falcon TopCo will become the successor issuer to ONEOK and will be renamed “ONEOK, Inc.”

ONEOK is effecting the Reorganization to facilitate the Transaction.

In the Reorganization, each share of ONEOK’s common stock, par value $0.01 per share (“ONEOK Common Stock”), issued and outstanding immediately prior to the Reorganization would automatically be converted into an equivalent corresponding share of Falcon TopCo’s common stock, par value $0.01 per share (“Falcon TopCo Common Stock”), having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of ONEOK Common Stock being converted.

Accordingly, upon consummation of the Reorganization, ONEOK’s stockholders immediately prior to the consummation of the Reorganization would become stockholders of Falcon TopCo (which, as stated above, will be renamed “ONEOK, Inc.”).

The Reorganization would be conducted pursuant to Section 1081.G of the Oklahoma General Corporation Act, which provides for the formation of a holding company without a vote of the stockholders of the constituent corporation. The conversion of stock would occur automatically without any action on the part of existing securityholders. Immediately after the Reorganization, stock certificates and book-entries that previously represented shares of ONEOK Common Stock would represent the same number of corresponding shares of Falcon TopCo Common Stock. Following consummation of the Reorganization, Falcon TopCo Common Stock would continue to trade on the New York Stock Exchange on an uninterrupted basis under the symbol “OKE” with a new CUSIP number. Immediately after consummation of the Reorganization, Falcon TopCo would have, on a consolidated basis, the same directors, assets, businesses and operations as ONEOK had immediately prior to the consummation of the Reorganization. The directors of Falcon TopCo and their committee memberships and titles would be the same as the directors of ONEOK immediately prior to the Reorganization. The executive officers and officers of Falcon TopCo would be the same as the executive officers and officers, respectively, of ONEOK immediately prior to the Reorganization, with the same title, duties and responsibilities.

Tender Offers

On August 31, 2026, ONEOK commenced cash tender offers (the “Tender Offers”) of its outstanding debt securities of the 20 series listed in the Offer to Purchase, dated August 30, 2026 (the “Notes” and, each series, a “series of Notes”), subject to certain conditions. The Tender Offers form part of the previously-announced repayment plan to repurchase or repay $5 billion of ONEOK’s senior debt. This Current Report on Form 8-K does not constitute an offer to tender for, or purchase, any Notes or any other security, nor does it constitute an offer to sell or the solicitation of an offer to buy any security.

Brazos Midland Acquisition

On August 18, 2026, ONEOK Rockies Midstream, L.L.C., a Delaware limited liability company and wholly owned subsidiary of ONEOK (the “Purchaser”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Brazos Midstream Holdings III, LLC, a Delaware limited liability company (the “Seller” and the transaction contemplated thereby, the “Acquisition”), pursuant to which the Purchaser will acquire 100% of the issued and outstanding membership interests of Brazos Midland, LLC, a Texas limited liability company, from the Seller.

The aggregate cash consideration payable by the Purchaser for the Acquisition is $4,425,000,000 (the “Base Purchase Price”), subject to customary closing and post-closing adjustments for, among other things, effective time net working capital relative to an agreed working capital target, effective time cash, effective time indebtedness, closing net leakage, closing transaction expenses and closing paid interim transaction expenses.

The Purchase Agreement includes customary representations and warranties by the Seller and the Purchaser and covenants of the parties, and the consummation of the Acquisition is subject to customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this Current Report that address activities, events or developments that ONEOK expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects” and similar expressions are used to identify forward-looking statements. These forward-looking statements include, among others, statements regarding the expected timing and benefits of the Transaction, the Reorganization and the Acquisition, the anticipated use of proceeds from the Transaction, the anticipated financial performance (including projected levels of quarterly and annual dividends and adjusted EBITDA), growth, leverage, synergies, liquidity, market conditions and other statements that are not historical facts. These statements are based on ONEOK’s current expectations and assumptions about future events and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including failure to achieve anticipated growth levels or operational synergies. ONEOK undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

2.1*	Contribution Agreement, dated as of August 28, 2026, by and among ONEOK Holdings, L.L.C., Falcon TopCo, Inc., ONEOK, Inc. and AP Falcon Holdings LLC.

99.1	Press Release, dated as of August 30, 2026.

99.2	Press Release, dated as of August 30, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. ONEOK agrees to provide a copy of any omitted schedule or exhibit to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEOK, INC.

Date: August 31, 2026	By:	/s/ Walter S. Hulse III
	Name:	Walter S. Hulse III
	Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development